Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-8 of Andain, Inc., a development stage entity, to be filed with the Securities and Exchange Commission on or about July 26, 2011, of our audit report dated March 30, 2011 and the financial statements as of December 31, 2010 and 2009, and for the period from the period of inception (July 23, 2004) through December 31, 2010.

/s/ Dov Weinstein & Co. C.P.A. (Isr)
Jerusalem, Israel
July 18, 2011